UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 11, 2014

DICK'S SPORTING GOODS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31463	16-1241537
(Commission File Number)	(IRS Employer Identification No.)

345 Court Street Coraopolis, Pennsylvania	15108
(Address of Principal Executive Offices)	(Zip Code)

(724) 273-3400
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS	3

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) Dick's Sporting Goods, Inc. (the "Company") held its Annual Meeting of Stockholders on June 11, 2014.

(b) Three proposals were submitted by the Board to a vote of stockholders, and the final results of the voting on each proposal are noted below. The Company's stockholders elected each of the Board's three nominees for Class C Director for terms that expire in 2017, or until their successors are duly elected and qualified as Class C Directors; ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal 2014; and approved, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's Proxy Statement filed with the Securities and Exchange Commission on April 24, 2014.

Proposal No. 1 - Election of Directors

Nominee	For	Withheld/Abstain	Broker Non-Vote
Jacqualyn A. Fouse	321,483,946	266,792	7,762,630
Lawrence J. Schorr	319,036,168	2,714,570	7,762,630
Edward W. Stack	319,792,526	1,958,212	7,762,630

Proposal No. 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Vote
328,157,334	1,295,566	60,468	—

Proposal No. 3 - Non-Binding Advisory Vote on the Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Vote
276,522,927	44,942,488	285,319	7,762,634

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK'S SPORTING GOODS, INC.

Date: June 16, 2014	By:	/s/ ANDRÉ J. HAWAUX
	Name:	André J. Hawaux
	Title:	EVP – Finance, Administration and Chief Financial Officer